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Exhibit 16.1

December 3, 2025

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Cambium Networks Corporation
File No. 001-38952

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Cambium Networks Corporation dated December 3, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP